EXHIBIT 15.1
Zhone Technologies, Inc.
Oakland, California:
With respect to the subject registration statements on Form S-3 (Nos. 333-115306 and 333-113320) and on Form S-8 (Nos. 333-202580, 333-194334, 333-180148, 333-172876, 333-165510, 333-158009, 333-155321, 333-149598, 333-141153, 333-134217, 333-132336, 333-128092, 333-123369, 333-117142, 333-110713, 333-98855, 333-88732, 333-83422, 333-73352, and 333-61956) of Zhone Technologies, Inc., we acknowledge our awareness of the incorporation by reference therein of our report dated September 7, 2016 related to our review of interim financial information included in Form 10-Q for the quarterly period ended June 30, 2016.
Pursuant to Rule 436 under the Securities Act of 1933 (the Act), such report is not considered part of a registration statement prepared or certified by an independent registered public accounting firm, or a report prepared or certified by an independent registered public accounting firm within the meaning of Sections 7 and 11 of the Act.
/s/ KPMG LLP
San Francisco, California
September 7, 2016